EXHIBIT 22(a)




                                      SUBSIDIARIES OF PLAYTEX PRODUCTS, INC.


                                                    PERCENT    JURISDICTION OF
                  CORPORATION                      OWNERSHIP    INCORPORATION
                  -----------                      --------    -------------

         Playtex Products, Inc.                                   Delaware

              Playtex Marketing Corporation            50%        Delaware

              Playtex Beauty  Care, Inc.              100%        Delaware

              Playtex Sales & Services, Inc.          100%        Delaware

              Playtex Manufacturing, Inc.             100%        Delaware

              Banana Boat Holding Corporation(1)      100%        Delaware

                  Sun Pharmaceuticals Corp.(1)        100%        Delaware

              SmileTote, Inc.                         100%        California

              Playtex Investment Corp.                100%        Delaware

              Playtex International Corp.             100%        Delaware

                  Playtex Ltd.                        100%        Canada


         (1) On March 22, 1996, BBH was merged with and into Sun, with Sun being the surviving corporation.